UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2018

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events

Quarterly Dividend

On February 7, 2018, the Board of Directors of State Bank Financial Corporation (the "Company") declared a quarterly dividend of $.20 per common share to be paid on March 13, 2018 to the common stock shareholders of record as of March 5, 2018. A copy of the press release announcing the cash dividend is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Extension of Stock Repurchase Plan

On February 9, 2018, the Company extended and amended its existing stock repurchase plan for an additional year. Under the stock repurchase plan, the Company may purchase up to 1,229,285 shares of its common stock in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Company has purchased 270,715 shares of common stock under the plan to date. The plan will now expire on the earlier of (a) February 24, 2019, (b) the date on which the maximum aggregate number of shares authorized to be repurchased has been repurchased, or (c) after written notice by the broker or the Company as specified in the plan. Because repurchases made under the plan are subject to SEC regulations as well as certain constraints specified in the plan, there is no guarantee regarding the exact number of shares that the Company will purchase under the plan.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release issued by State Bank Financial Corporation on February 7, 2018 regarding the announcement of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: February 9, 2018	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer and Chief Operating Officer